As filed with the Securities and Exchange Commission on August 19, 1997

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) August 4, 1997


                                  CAPITAL TRUST
             (Exact Name of Registrant as Specified in its Charter)


California                                             1-8063                                           94-6181186
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(State or Other                                      (Commission                                  (I.R.S. Employer
Jurisdiction of                                     File Number)                                    Identification
incorporation)                                                                                                No.)




885 Third Avenue, Suite 1240
New York, New York                                                                                       10022
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(Address of Principal Executive Offices)                                                               (Zip Code)


                                 (212) 593-5400

------------------------------------------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



------------------------------------------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


ITEM 2.  Acquisition or Disposition of Assets

         On August 4, 1997, the Registrant originated and funded in part a $35 million short-term second mortgage loan facility (the "Mortgage Facility") with a trust, the sole beneficiary of which is the World Trade Center Chicago L.L.C. The Registrant funded $19 million of the loan facility at closing, and subsequently, on August 19, 1997, entered into a pari passu participation agreement pursuant to which it assigned 42.9% (or $15 million) of the loan obligation to Bank of America. As a result of the participation agreement, the Registrant's maximum obligation under the Mortgage Facility is $20 million.

         The Mortgage Facility proceeds are to be used primarily to fund tenant improvements, leasing commissions and capital expenditures primarily in connection with the ongoing conversion of the space from apparel showroom use to office use. The Mortgage Facility is secured by a second mortgage on The Chicago Apparel Center located in Chicago, Illinois. The second mortgage is subordinate to an existing mortgage of approximately $27.4 million. The Mortgage Facility is further secured by a $5 million mortgage on an adjacent development site.

         The Chicago Apparel Center, which was constructed in 1977, is a 1.1 million rentable square foot 13-story office/showroom building, which also includes a 526-room Holiday Inn hotel, subject to a long-term air rights lease, above the property's south tower. The property is currently approximately 79% occupied.

         The Mortgage Facility has a term of two years which may be extended by the borrower (upon payment of an extension fee) for an additional year and bears interest at a specified rate above LIBOR. The Mortgage Facility is non-amortizing during the initial term and, if extended, is subject to contingent amortization based on the property's cash flow during any such extension term.


ITEM 7.  Financial Statements and Exhibits.

      (a) Financial Statements of business acquired. The Registrant has determined that it is impracticable to provide the financial statements required for the operating property underlying the mortgage loan reported in Item 2 of this Current Report on Form 8-K. The Registrant will file the required financial statements of the underlying operating property under the cover of an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 60 days after the date on which this Current Report on Form 8-K was required to have been filed.

      (b)  Pro Forma Financial Information.   Not Applicable.

      (c)  Exhibits.  Not Applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     CAPITAL  TRUST
                                                          (Registrant)



Date: August 19, 1997                       By:       /s/ John R. Klopp
                                                -----------------------
                                              Name:  John R. Klopp
                                              Title:    Chief Executive Officer